                                                                    EXHIBIT 10.6

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment No. 1") is entered into as of the 15th day of August, 2000 by and between Compass Aerospace Corporation, a Delaware corporation (the "Company") and John R. Reimers (the "Executive").

         WHEREAS, the parties hereto have entered into that certain Employment Agreement, dated as of April 1, 2000 (the "Employment Agreement"), pursuant to which the Executive provides certain employment services to the Company in exchange for certain compensation and benefits provided therein.

         WHEREAS, the parties have agreed to amend the Employment Agreement as set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. SECTION 1. The first sentence of Section 1 (Employment) of the Employment Agreement shall be deleted in its entirety and the following inserted in its place:

         "Company hereby employs and engages the services of Executive in the position of President and Chief Executive Officer for the Term of Employment set forth in Section 2."

         2. SECTION 3. The words "President and Chief Executive Officer" where they occur in Sections 3(a) and (b) of the Employment Agreement shall be deleted in their entirety and replaced by the words "Chairman of the Board or Board of Directors."

         3. SECTION 5.1. The first sentence of Section 5.1 (Base Salary) of the Employment Agreement shall hereby be deleted in its entirety and the following inserted in its place:

         "During the Term, Company shall compensate Executive for the services to be rendered hereunder at an annual rate of Two Hundred and Seventy-five Thousand Dollars ($275,000.00) (the "Base Salary")."

         4. FULL FORCE AND EFFECT. Except as expressly set forth in this Amendment No. 1, the Employment Agreement shall remain unchanged and in full force and effect.

         5. GOVERNING LAW. This Amendment No. 1 is to be governed by and construed in accordance with the laws of the State of California.

         6. HEADINGS. The subject headings of the sections and subsections of this Amendment No. 1 are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         7. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date set forth above.

                                        COMPASS AEROSPACE CORPORATION, a
                                        Delaware corporation
                                        "Company"


                                        By: /s/ DOUGLAS M. HAYES
                                        ----------------------------------------
                                        Name: Douglas M. Hayes Its:
                                        Chairman of the Board


                                        "Executive"


                                        /s/ JOHN R. REIMERS
                                        ----------------------------------------
                                        John R. Reimers